UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
Equus Total Return, Inc.

(Name of Registrant as Specified in its Charter)
J. Philip Ferguson
Lance T. Funston
John D. White
Charles R. Ofner
Dr. Francis D. Tuggle
John P. Wade
Dr. Charles M. Boyd
Jonathan H. Godshall
Paula T. Douglass
Sam P. Douglass
Douglass Trust IV — FBO S. Preston Douglass, Jr.
Douglass Trust IV — FBO Brooke Douglass
Tiel Trust FBO Sam P. Douglass
Tiel Trust FBO Paula T. Douglass

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOR IMMEDIATE RELEASE
THE COMMITTEE TO ENHANCE EQUUS THANKS STOCKHOLDERS FOR SUPPORTING
AND VOTING FOR ITS NOMINEES ON THE GOLD PROXY CARD
The Committee Reminds Stockholders
They Have Every Right to Change Their Vote Using the GOLD Proxy Card
HOUSTON, May 10, 2010 — The Committee to Enhance Equus, collectively owning 11.4% of the outstanding shares of Equus Total Return, Inc. (NYSE: EQS), today thanked Equus stockholders for supporting and voting FOR the Committee’s nominees — Dr. Charles M. Boyd, Paula T. Douglass, J. Philip Ferguson, Lance T. Funston, Jonathan H. Godshall, Charles R. Ofner, Dr. Francis D. Tuggle, John P. Wade and John D. White — on the GOLD proxy card. The Committee urges stockholders to follow the RiskMetrics Group recommendation to vote on the GOLD proxy card and NOT vote the white card in advance of the Company’s annual meeting of stockholders on May 12, 2010*.
VOTE THE COMMITTEE’S GOLD PROXY CARD TODAY
The Committee has nominated highly qualified and experienced director candidates whose interests are closely aligned with those of ALL Equus stockholders. The Committee’s nominees are widely respected, well-connected community and industry leaders. If elected, they would bring a desperately needed CORE CHANGE and fresh perspective to Equus while overseeing the implementation of disciplined strategies designed to enhance and sustain value.
As the Equus 2010 annual meeting of stockholders is fast approaching, it is extremely important that stockholders vote as soon as possible. The Committee asks that stockholders please vote by telephone or Internet according to the instructions on the GOLD proxy materials. Even if stockholders have already voted using the white proxy card, they have every right to change their vote simply by executing and submitting the GOLD proxy card, as only the last dated proxy card will count. Since the annual meeting date is May 12th, voting by telephone or Internet is necessary to ensure that stockholders’ votes will be counted.
VOTE THE COMMITTEE’S GOLD PROXY CARD TODAY
The Committee to Enhance Equus encourages stockholders to read its proxy statement and related materials, which are available at no cost at www.ourmaterials.com/enhanceequus. If stockholders have any questions, or need assistance voting the GOLD proxy card, please contact MacKenzie Partners, Inc., which is assisting the Committee in this solicitation, at (800) 322-2885 (toll-free) or (212) 929-5500 (call collect) or by email at enhanceequus@mackenziepartners.com.

*	Permission to refer to the RiskMetrics report was neither sought nor obtained.

If you have any questions, require assistance in voting your shares, or need additional copies of The Committee To Enhance Equus’ proxy materials, please call
MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
enhanceequus@mackenziepartners.com
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885
THE COMMITTEE TO ENHANCE EQUUS HAS FILED A DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE SOLICITATION OF PROXIES FOR USE AT EQUUS TOTAL RETURN, INC.’S ANNUAL MEETING, INCLUDING INFORMATION RELATING TO THE COMMITTEE, OUR NOMINEES AND THE PARTICIPANTS IN THIS SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE TO EQUUS STOCKHOLDERS FROM THE PARTICIPANTS AT NO CHARGE AT WWW.OURMATERIALS.COM/ENHANCEEQUUS AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 15, 2010.
This press release includes forward-looking statements. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve certain risks and uncertainties such as the Committee’s plans and expectations regarding Board initiatives. These risks and uncertainties include, among other things, market and economic conditions. If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. The Committee disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.
Contact:
MacKenzie Partners, Inc.
Mark Harnett or Bob Marese, 212-929-5500
Joele Frank, Wilkinson Brimmer Katcher
James Golden or Meaghan Repko, 212-355-4449
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